UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

IDX SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Vermont	0-26816	03-0222230
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

40 IDX Drive, South Burlington, VT	05403
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 802-862-1022

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On September 28, 2005, IDX Systems Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 28, 2005, by and among the Company, General Electric Company, a New York corporation (“Buyer”) and Igloo Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”). Under the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly owned subsidiary of Buyer. At the effective time of the merger, each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Shares”), other than Shares owned by the Company, Buyer or any wholly owned subsidiary of the Company or Buyer, or by any shareholders who are entitled to and who properly exercise dissenters’ rights under the Vermont Business Corporation Act, will be cancelled and converted automatically into the right to receive $44.00 in cash, without interest. Also at the effective time of the merger, each outstanding option to purchase the Company’s common stock will be terminated and cancelled and converted automatically into the right to receive a cash payment equal to the product of (i) the amount by which (A) $44.00 exceeds (B) the exercise price per share of such option, multiplied by (ii) the total number of shares of the Company’s common stock underlying such option.

The Merger Agreement has been unanimously adopted by the Company’s board of directors. The transactions contemplated by the Merger Agreement are subject to approval by the holders of at least a majority of the outstanding shares of the Company’s common stock. The transactions contemplated by the Merger Agreement are also subject to customary closing conditions. The merger is conditioned on, among other things, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under certain circumstances, the Company would be required to pay Buyer a termination fee of $43 million. The merger is expected to close in early 2006.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, certain of the Company’s directors, executive officers and their affiliates executed shareholder agreements with Buyer to vote their shares of common stock in favor of the proposed merger and against any other proposal or offer to acquire the Company (collectively, the “Shareholder Agreements”). Based on share ownership information set forth in the Company’s definitive proxy statement for the 2005 annual meeting of shareholders, the outstanding shares subject to the Shareholder Agreements (excluding currently exercisable options) represent, in the aggregate, approximately 20% of the outstanding shares of the Company’s common stock as of the date hereof. If the Merger Agreement is terminated for any reason, the Shareholder Agreements will also terminate, except that a Shareholder Agreement will not terminate in the event that the Company is in breach of its material obligations under the Merger Agreement or the shareholder is in breach of its material obligations under the Shareholder Agreement. Each Shareholder Agreement provides that, in the event that the Merger Agreement is terminated under circumstances where Buyer may receive the termination fee provided for by the Merger Agreement and the Company enters into an agreement with another party or otherwise engages in certain alternative transactions (an “Alternative Transaction”) within one year of termination of the Merger Agreement, in the event such Alternative Transaction is consummated, the shareholder must pay to Buyer an amount equal to 90% of the difference between (i) the amount that such shareholder receives in connection with the Alternative Transaction minus (ii) the amount that such shareholder would have received in connection with the Merger Agreement. The form of Shareholder Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Amendment of Employment Agreements

On September 28, 2005, the Company and each of James H. Crook, Jr. and Thomas Butts entered into an amendment to the Employment, Noncompetition and Nondisclosure Agreements (the “Employment Agreements”) between the Company and each of Messrs. Crook and Butts. Pursuant to their Executive Retention Agreements (the “Retention Agreements”) with the Company, Messrs. Crook and Butts are, in certain circumstances, entitled to certain benefits if their employment with the Company is terminated following a change in control of the Company. The amendments to the Employment Agreements provide that if Messrs. Crook and Butts are entitled to such benefits under the Retention Agreements, they will not be entitled to similar benefits under the Employment Agreements. The amendments to the Employment Agreements are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, IDX Systems Corporation, 40 IDX Drive, P.O. Box 1070, South Burlington, Vermont 05403, telephone: (802) 862-1022.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 21, 2005, both of which are filed with the SEC. As of September 28, 2005, the Company’s directors and executive officers beneficially owned approximately 7,422,447 shares, or 22.5%, of the Company’s common stock. A more complete description will be available in the Proxy Statement.

A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K regarding the proposed merger transaction, the expected completion of the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and other statements about expectations, beliefs, goals and plans constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the proposed transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in the Company’s industry, changes in government regulation, failure to manage the integration of the Company and Buyer, and other risks that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its quarterly report on Form 10-Q for the quarter ended June 30, 2005. In addition, any forward-looking statements represent the Company’s estimates only as of today and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDX SYSTEMS CORPORATION

Date: October 3, 2005	By:	/s/ John A. Kane
John A. Kane Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 28, 2005, by and among IDX Systems Corporation, General Electric Company and Igloo Acquisition Corporation

10.1	Amendment, dated September 29, 2005, to the Employment, Noncompetition and Nondisclosure Agreement by and between the Company and James H. Crook, effective as of January 1, 2003

10.2	Amendment, dated September 29, 2005, to the Employment, Noncompetition and Nondisclosure Agreement by and between the Company and Thomas Butts, dated January 14, 2002

99.1	Form of Shareholder Agreements